PagerDuty Announces Fourth Quarter and Full Year Fiscal 2026 Financial Results

Fourth quarter revenue increased 2.7% year over year to $125 million
Annual Recurring Revenue ("ARR") grew 1% year over year to $498.7 million
Fourth quarter operating income was $5 million; non-GAAP operating income was $30 million
Net income was $11.0 million, representing the third consecutive quarter of GAAP profitability

SAN FRANCISCO – (BUSINESS WIRE) – March 12, 2026 – PagerDuty, Inc. (NYSE:PD), a leader in AI-first operations management, today announced financial results for the fourth quarter and full year of fiscal 2026 ended January 31, 2026.

“Fiscal 2026 was a transformational year for PagerDuty, marked by stabilized revenue retention, a top-end guidance beat with $493 million in revenue, and a 700-basis-point expansion in non-GAAP operating margin,” said Jennifer Tejada, Chairperson and CEO of PagerDuty. “Our results reflect PagerDuty’s role as the essential control plane for AI operations. With leading agentic offerings driving consumption growth across enterprise and AI-native segments, we have strengthened our core franchise and are well-positioned for durable, profitable growth.”

Fourth Quarter Fiscal 2026 Financial Highlights

•Revenue was $124.8 million, an increase of 2.7% year over year.
•Operating income was $4.5 million; operating margin was 3.6%.
•Non-GAAP operating income was $29.8 million; non-GAAP operating margin was 23.9%.
•Net income was $11.0 million, representing the Company's third consecutive quarter of GAAP profitability.
•Net income per diluted share attributable to PagerDuty, Inc. common stockholders was $0.12.
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders was $0.29.
•Net cash provided by operating activities was $25.4 million, with free cash flow of $22.6 million.

Full Year Fiscal 2026 Financial Highlights

•Revenue was $492.5 million, an increase of 5.4% year over year.
•Operating income was $5.8 million; operating margin was 1.2%.
•Non-GAAP operating income was $121.1 million; non-GAAP operating margin was 24.6%.
•Net income was $173.9 million, representing the Company's first full year of GAAP profitability.
•Net income per diluted share attributable to PagerDuty, Inc. common stockholders was $1.87.
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders was $1.16.
•Net cash provided by operating activities was $114.9 million, with free cash flow of $102.7 million.
•Cash, cash equivalents, and investments were $469.8 million as of January 31, 2026.

The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures and reconciliations between GAAP and non-GAAP financial information.

Fourth Quarter and Recent Highlights

•Annual recurring revenue ("ARR") as of January 31, 2026 grew 1% year over year to $499 million.
•Customers with ARR over $100 thousand grew 1% to 861 as of January 31, 2026, compared to 849 in the prior year.
•Dollar-based net retention rate was 98% as of January 31, 2026, compared to 106% in the prior year.
•Free and paid customers totaled more than 35,000 as of January 31, 2026 representing approximately 14% growth year over year.
•Total paid customers were 15,351 as of January 31, 2026, compared to 15,114 in the prior year.
•Remaining performance obligations were $449 million as of January 31, 2026. Of this amount, the Company expects to recognize revenue of approximately $314 million, or 70%, over the next 12 months, $106 million, or 24%, over months 13 to 24, and the remainder thereafter.
•Appointed Scott Aronson to the Company's Board of Directors.
•Appointed Chris Ferro as Chief Legal Officer.
•PagerDuty Becomes Newest AWS Software Partner to Earn Resilience Competency.
•Continued to deliver leading AI capabilities in the PagerDuty Operations Cloud Platform including Site Reliability Engineer Agent workflow integrations, AI Orchestrations (early access), and expanding ecosystem integrations.
•Delivered greater value in the PagerDuty Operation Cloud Platform via new pricing and packaging to bring more automation, deeper insights, and a seamless Slack-first experience to teams at every level.
•Named by Gartner as a Representative Vendor in two recent AI agents research reports, including its Market Guide for AI Site Reliability Engineering Tooling and Reference Architecture Brief.
•Recognized in Gartner’s Innovation Insight: Cybersecurity Incident Response Management (CIRM) report - the second time this year Gartner has acknowledged PagerDuty’s relevance in security incident response.
•Featured customer: SIRUM.
•Lands and expands include: Anthropic, PBC; Equinix, Inc.; Lambda, Inc.; NVIDIA Corporation; and ZoomInfo Technologies Inc.
•Announced event series in four cities globally including London, Tokyo, Sydney, and San Francisco for a day of connection and knowledge sharing.
•Awarded as a two-time Silver Winner in the 5th Annual Anthem Award.
•Named as finalist in the 2025 DevOps Dozen award for Best End-to-End DevOps Platform and Best Application of Generative AI in a DevOps Tool/Platform.
•Shortlisted in the 2025/2026 Cloud Awards for Best Software-as-a-Service - USA (Enterprise), Best Cloud Automation Solution, and Best Use of AI in Cloud Computing.
•Recognized on five of Built In's 2026 Best Places to Work U.S. lists, including #1 Best Places to Work in Atlanta and #1 Best Large Places to Work in San Francisco.

Financial Outlook

For the first quarter of fiscal 2027, PagerDuty currently expects:

•Total revenue of $118.0 million - $120.0 million.
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders of $0.23 - $0.25 assuming approximately 83 million diluted shares and a non-GAAP tax rate of 20%.

For the full fiscal year 2027, PagerDuty currently expects:

•Total revenue of $488.5 million - $496.5 million.
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders of $1.23 - $1.28 assuming approximately 81 million diluted shares and a non-GAAP tax rate of 20%.

These statements are forward-looking and actual results may differ materially. Please refer to the section titled "Forward-Looking Statements" below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

PagerDuty has not reconciled its expectations as to non-GAAP net income per share attributable to PagerDuty, Inc. common stockholders to GAAP net loss per share attributable to PagerDuty, Inc. common stockholders because certain reconciling items such as stock-based compensation expense, employer taxes related to employee stock transactions, amortization of debt issuance costs, amortization of acquired intangible assets, acquisition-related expenses, restructuring costs, gains or losses on extinguishment of convertible senior notes, adjustment attributable to redeemable non-controlling interest, and income tax effects and adjustments are out of PagerDuty's control or cannot be reasonably predicted. Accordingly, such reconciliation is not available without unreasonable effort. However, it is important to note that these reconciling items could have a significant effect on PagerDuty's future GAAP results.

Conference Call Information:

PagerDuty will host a conference call and live webcast (Zoom meeting ID 992 1279 8830) for analysts and investors at 2:00 p.m. Pacific Time on March 12, 2026. For audio only, the dial-in number 1-312-626-6799 may be used. This news release with the financial results will be accessible from PagerDuty’s website at investor.pagerduty.com prior to the conference call. A live webcast of the conference call will be accessible from the PagerDuty investor relations website at investor.pagerduty.com.

Supplemental Financial and Other Information:

Supplemental financial and other information can be accessed through PagerDuty’s investor relations website at investor.pagerduty.com. PagerDuty uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors monitor PagerDuty’s investor relations website in addition to following PagerDuty’s press releases, SEC filings, social media, including PagerDuty’s LinkedIn account (https://www.linkedin.com/company/482819), X (formerly Twitter) account @pagerduty, the X account @jenntejada and Facebook page (facebook.com/pagerduty), and public conference calls and webcasts.

Forward-Looking Statements

This press release and the related webcast contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our future financial and operational performance and outlook, and strategies, objectives, opportunity, expectations and market positioning. Words such as “expect,” “extend,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “accelerate,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks and other factors detailed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 17, 2025 and our Quarterly Reports on Form 10-Qs filed with the SEC on May 30, 2025, September 4, 2025, and November 26, 2025. Additional information will be made available in our Annual Report on Form 10-K for the year ended January 31, 2026, which is expected to be filed with the SEC shortly after this release, and other filings and reports that we may file from time to time with the SEC. In particular, the following risks and uncertainties, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to maintain or increase profitability; our ability to sustain or increase growth and effectively manage changes in our business and industry; our ability to attract new customers and retain and sell additional functionality and services to our existing customers; our dependence on a majority of our revenue from a single product; our ability to compete effectively in an increasingly competitive market; the impact of seasonality on our business; our ability to adapt and respond effectively to rapidly developing technology; our ability to effectively develop and expand our marketing and sales capacities; our ability to enhance and improve our platform or develop new functionality or use cases; the effect of unfavorable conditions in our industry or the global economy, or reductions in information technology spending, on our business and results of operations; adverse consequences that could arise as a result of international trade policies, geopolitical developments, and macroeconomic conditions, including tariffs, sanctions, trade barriers and global instability; the accuracy of our estimates of market opportunity and forecasts of market growth; our assumptions and limitations to which ARR and certain other operational data are subject that may cause such metrics to not provide an accurate indication of actual performance or future results; adverse consequences that could result from any compromise of our information technology systems or those of third parties with whom we work or our data; adverse consequences that could result from any interruptions or delays in performance of our service; and our ability to maintain the compatibility of our platform with third party applications that our customers use in their businesses.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release and the related webcast represent our views as of the date of this press release and the related webcast. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release and the related webcast.

About PagerDuty, Inc.
PagerDuty, Inc. (NYSE:PD) is the global leader in AI-first operations management serving more than 35,000 organizations worldwide. The PagerDuty Operations Cloud is a comprehensive, multi-product operations cloud platform that sits at the center of the enterprise technology stack. The Platform is a system of intelligence and action, ingesting signals from over 700 integrations, to orchestrate the right response across people, machines and software. Trusted by nearly half of the Fortune 500, half of the Forbes AI 50, and approximately two-thirds of the Fortune 100, PagerDuty is essential to delivering always-on digital experiences for modern businesses. Learn more and try it for free at www.pagerduty.com.

The PagerDuty Operations Cloud

The PagerDuty Operations Cloud is an AI-powered platform that automates and orchestrates the entire incident management lifecycle-from detection to resolution, providing resilience at scale. Designed for mission-critical operations, the platform empowers teams to identify and diagnose disruptions in real time, mobilize the right teams to quickly streamline workflows to solve digital issues before they become incidents. The PagerDuty Operations Cloud is essential for delivering flawless, always-on digital experiences that organizations and consumers expect today.

Investor Relations Contact:
Paul Underwood
investor@pagerduty.com

Media Contact:
Debbie O'Brien
media@pagerduty.com

SOURCE PagerDuty
Source: PagerDuty, Inc.

PAGERDUTY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three months ended January 31,		Year ended January 31,
	2026	2025	2026	2025
Revenue	$124,785	$121,446	$492,546	$467,499
Cost of revenue(1)	17,600	19,974	74,142	79,665
Gross profit	107,185	101,472	418,404	387,834

Operating expenses:
Research and development(1)	32,574	34,611	126,937	141,489
Sales and marketing(1)	45,217	53,084	184,040	201,821
General and administrative(1)	24,872	25,496	101,587	104,296
Total operating expenses	102,663	113,191	412,564	447,606
Income (loss) from operations	4,522	(11,719)	5,840	(59,772)

Interest income	4,833	6,084	22,693	27,492
Interest expense	(2,107)	(2,370)	(8,857)	(9,258)
Other (expense) income, net	205	(427)	489	(215)
Income (loss) before (benefit from) provision for income taxes	7,453	(8,432)	20,165	(41,753)
(Benefit from) provision for income taxes	(1,819)	448	(152,544)	1,783
Net income (loss)	$9,272	$(8,880)	$172,709	$(43,536)
Net loss attributable to redeemable non-controlling interest	(102)	(120)	(664)	(801)
Net income (loss) attributable to PagerDuty, Inc.	$9,374	$(8,760)	$173,373	$(42,735)
Less: Adjustment attributable to redeemable non-controlling interest	(1,645)	1,844	(481)	11,725
Net income (loss) attributable to PagerDuty, Inc. common stockholders	$11,019	$(10,604)	$173,854	$(54,460)

Weighted average shares used in calculating net income (loss) per share:
Basic	88,041	90,422	91,212	92,000
Diluted	89,552	90,422	92,995	92,000
Net income (loss) per share attributable to PagerDuty, Inc. common stockholders:
Basic	$0.13	$(0.12)	$1.91	$(0.59)
Diluted	$0.12	$(0.12)	$1.87	$(0.59)

(1) Includes stock-based compensation expense as follows:

	Three months ended January 31,		Year ended January 31,
	2026	2025	2026	2025
Cost of revenue	$985	$1,288	$4,283	$5,984
Research and development	8,550	10,051	36,345	44,691
Sales and marketing	5,477	7,483	22,420	31,185
General and administrative	8,504	10,309	34,756	44,350
Total	$23,516	$29,131	$97,804	$126,210

PAGERDUTY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	January 31, 2026	January 31, 2025
Assets
Current assets:
Cash and cash equivalents	$237,402	$346,460
Investments	232,436	224,366
Accounts receivable, net of allowance for credit losses of $1,175 and $1,103	108,430	107,350
Deferred contract costs, current	18,401	19,787
Prepaid expenses and other current assets	15,570	13,757
Total current assets	612,239	711,720
Property and equipment, net	29,192	21,335
Deferred contract costs, non-current	25,010	25,279
Lease right-of-use assets	12,509	6,806
Goodwill	137,401	137,401
Intangible assets, net	15,645	20,865
Deferred tax assets	153,657	—
Other assets	4,862	3,860
Total assets	$990,515	$927,266

Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities:
Accounts payable	$6,718	$7,329
Accrued expenses and other current liabilities	19,868	20,322
Accrued compensation	25,856	37,505
Deferred revenue, current	246,451	243,269
Lease liabilities, current	5,000	3,307
Convertible senior notes, net, current	—	57,426
Total current liabilities	303,893	369,158
Convertible senior notes, net, non-current	395,729	393,282
Deferred revenue, non-current	2,483	2,483
Lease liabilities, non-current	12,598	9,637
Other liabilities	5,147	4,661
Total liabilities	719,850	779,221

Redeemable non-controlling interest	17,072	18,217

Stockholders' equity
Common stock	—	—
Additional paid-in-capital	679,410	725,483
Accumulated other comprehensive loss	(183)	(485)
Accumulated deficit	(421,797)	(595,170)
Treasury Stock	(3,837)	—
Total stockholders’ equity	253,593	129,828
Total liabilities, redeemable non-controlling interest, and stockholders' equity	$990,515	$927,266

PAGERDUTY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended January 31,		Year ended January 31,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income (loss) attributable to PagerDuty, Inc. common stockholders	$11,019	$(10,604)	$173,854	$(54,460)
Net loss and adjustment attributable to non-controlling interest	(1,747)	1,724	(1,145)	10,924
Net income (loss)	9,272	(8,880)	172,709	(43,536)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,040	5,077	13,122	20,603
Amortization of deferred contract costs	5,453	5,747	22,317	22,008
Amortization of debt issuance costs	597	679	2,518	2,629
Stock-based compensation	23,516	29,131	97,804	126,210
Impairment of long-lived assets	—	—	1,213	—
Non-cash lease expense	776	515	2,299	3,053
Deferred income taxes	(1,814)	(613)	(153,517)	(92)
Other	93	(609)	(1,799)	(4,461)
Changes in operating assets and liabilities:
Accounts receivable	(30,117)	(32,793)	(2,137)	(8,042)
Deferred contract costs	(6,239)	(7,018)	(20,697)	(22,459)
Prepaid expenses and other assets	(3,112)	3,149	(2,753)	(1,930)
Accounts payable	(148)	537	(704)	1,140
Accrued expenses and other liabilities	1,431	6,099	(3,474)	4,276
Accrued compensation	(2,423)	2,910	(12,183)	6,912
Deferred revenue	25,908	29,081	3,251	17,695
Lease liabilities	(823)	(1,610)	(3,112)	(6,115)
Net cash provided by operating activities	25,410	31,402	114,857	117,891
Cash flows from investing activities:
Purchases of property and equipment	(883)	(1,145)	(2,941)	(2,791)
Capitalized software costs	(1,966)	(1,667)	(9,233)	(6,686)
Purchases of available-for-sale investments	(58,231)	(61,593)	(195,640)	(214,714)
Proceeds from maturities of available-for-sale investments	49,850	54,159	189,539	201,986
Proceeds from sales of available-for-sale investments	—	—	1,248	2,237
Purchases of non-marketable equity investments	—	—	(1,250)	—
Net cash used in investing activities	(11,230)	(10,246)	(18,277)	(19,968)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	—	—	(403)
Repayments of convertible senior notes	—	—	(57,500)	—
Repurchases of common stock	(98,778)	(2,581)	(134,916)	(100,104)
Proceeds from employee stock purchase plan	2,265	3,256	6,883	8,991
Proceeds from issuance of common stock upon exercise of stock options	17	2,812	3,956	4,339
Employee payroll taxes paid related to net share settlement of restricted stock units	(4,541)	(6,302)	(24,846)	(28,961)
Net cash used in financing activities	(101,037)	(2,815)	(206,423)	(116,138)
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash	(1)	(15)	(4)	(124)
Net change in cash, cash equivalents, and restricted cash	(86,858)	18,326	(109,847)	(18,339)
Cash, cash equivalents, and restricted cash at beginning of year	325,339	330,002	348,328	366,667
Cash, cash equivalents, and restricted cash at end of year	$238,481	$348,328	$238,481	$348,328

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income attributable to PagerDuty, Inc. common stockholders, non-GAAP net income per share attributable to PagerDuty, Inc. common stockholders, free cash flow, and free cash flow margin.

PagerDuty believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and can assist in comparisons with other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in PagerDuty’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by PagerDuty’s management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure presented in accordance with GAAP.

Specifically, PagerDuty excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Stock-based compensation: PagerDuty utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Employer taxes related to employee stock transactions: PagerDuty views the amount of employer taxes related to its employee stock transactions as an expense that is dependent on its stock price, employee exercise and other award disposition activity, and other factors that are beyond PagerDuty’s control. As a result, employer taxes related to employee stock transactions vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangible assets: PagerDuty views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-related expenses: PagerDuty views acquisition-related expenses, such as transaction costs, acquisition-related retention payments, and acquisition-related asset impairment, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Amortization of debt issuance costs: The imputed interest rates of the Company's convertible senior notes (the "2025 Notes" and the "2028 Notes" or, collectively, the "Notes") was approximately 1.91% for the 2025 Notes and 2.13% for the 2028 Notes. This is a result of the debt issuance costs, which reduce the carrying value of the convertible debt instruments. The debt issuance costs are amortized as interest expense. The expense for the amortization of the debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Restructuring costs: PagerDuty views restructuring costs, such as employee severance-related costs, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Shareholder matters: PagerDuty views certain charges, including third-party legal, consulting, and advisory fees, related to shareholder activity that are outside of the ordinary course of our business and expenses related to a cooperation agreement as events that are not necessarily reflective of operational performance during a period. PagerDuty believes that such charges do not have a direct correlation to the operations of the Company’s business and may vary in size depending on the timing, results, and resolution of such shareholder matters. The consideration of measures that exclude such expenses can assist in the comparison of operational performance in periods which may or may not include such expenses.

Impairment of long-lived assets: PagerDuty views non-cash charges for impairment of long-lived assets, including impairments related to capitalized software costs, office leases, and acquired intangible assets, as events that are not necessarily reflective of operational performance during a period. Impairment charges can vary significantly in terms of amount and timing and PagerDuty believes the exclusion of such adjustments can assist in comparison of operational performance in different periods.

Adjustment attributable to redeemable non-controlling interest: PagerDuty adjusts the value of redeemable non-controlling interest of its joint venture PagerDuty K.K. according to the operating agreement. PagerDuty believes this adjustment is not reflective of operational performance during a period and exclusion of such adjustments can assist in comparison of operational performance in different periods.

Income tax effects and adjustments: For fiscal 2026, PagerDuty used a projected non-GAAP tax rate of 22%. Based on PagerDuty's financial outlook for the first quarter of and full year fiscal 2027, PagerDuty will utilize a projected non-GAAP tax rate of 20% in order to provide better consistency across the interim reporting periods by eliminating the impact of non-recurring and period specific items, which can vary in size and frequency. PagerDuty's estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that PagerDuty believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events.

Non-GAAP gross profit and non-GAAP gross margin

We define non-GAAP gross profit as gross profit excluding the following expenses typically included in cost of revenue: stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, and restructuring costs. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.

Non-GAAP operating expenses

We define non-GAAP operating expenses as operating expenses excluding stock-based compensation expense, employer taxes related to employee stock transactions, acquisition-related expenses, which include transaction costs, acquisition-related retention payments, and asset impairment, amortization of acquired intangible assets, and restructuring costs , shareholder matters, and impairment of long-lived assets, which are not necessarily reflective of operational performance during a given period.

Non-GAAP operating income and non-GAAP operating margin

We define non-GAAP operating income as income (loss) from operations excluding stock-based compensation expense, employer taxes related to employee stock transactions, acquisition-related expenses, amortization of acquired intangible assets, restructuring costs, shareholder matters, and impairment of long-lived assets, which are not necessarily reflective of operational performance during a given period. We define non-GAAP operating margin as non-GAAP operating income as a percentage of revenue.

Non-GAAP net income attributable to PagerDuty, Inc. common stockholders

We define non-GAAP net income attributable to PagerDuty, Inc. common stockholders as net income (loss) attributable to PagerDuty, Inc. common stockholders excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of debt issuance costs, amortization of acquired intangible assets, acquisition-related expenses, restructuring costs, shareholder matters, impairment of long-lived assets, adjustment attributable to redeemable non-controlling interest, and income tax effects and adjustments, which are not necessarily reflective of operational performance during a given period.

Non-GAAP net income per share, basic and diluted

We define non-GAAP net income per share, basic as non-GAAP net income attributable to PagerDuty, Inc. common stockholders divided by weighted average shares outstanding at the end of the reporting period. We define non-GAAP net income per share, diluted as non-GAAP net income attributable to PagerDuty, Inc. common stockholders divided by weighted average diluted shares outstanding at the end of the reporting period.

Free cash flow and free cash flow margin

We define free cash flow as net cash provided by operating activities, less cash used for purchases of property and equipment and capitalization of software costs. We define free cash flow margin as free cash flow as a percentage of revenue. In addition to the reasons stated above, we believe that free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment in order to enhance the strength of our balance sheet and further invest in our business and potential strategic initiatives. A limitation of the utility of free cash flow as a measure of our liquidity is that it does not represent the total increase or decrease in our cash balance for the period. We use free cash flow in conjunction with traditional U.S. GAAP measures as part of our overall assessment of our liquidity, including the preparation of our annual operating budget and quarterly forecasts and to evaluate the effectiveness of our business strategies. There are a number of limitations related to the use of free cash flow as compared to net cash provided by operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

PagerDuty encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate PagerDuty’s business.

Please see the reconciliation tables at the end of this release for the reconciliation of non-GAAP financial measures to their most-comparable GAAP financial measures.

PAGERDUTY, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended January 31,		Year ended January 31,
	2026	2025	2026	2025
Non-GAAP gross profit and non-GAAP gross margin
Gross profit	$107,185	$101,472	$418,404	$387,834
Add:
Stock-based compensation	985	1,288	4,283	5,984
Employer taxes related to employee stock transactions	38	50	125	162
Amortization of acquired intangible assets	320	2,200	2,700	9,075
Restructuring costs	—	—	292	(2)
Non-GAAP gross profit	$108,528	$105,010	$425,804	$403,053

Revenue	$124,785	$121,446	$492,546	$467,499
Gross margin	85.9%	83.6%	84.9%	83.0%
Non-GAAP gross margin	87.0%	86.5%	86.4%	86.2%

Non-GAAP operating expenses
Research and development	$32,574	$34,611	$126,937	$141,489
Less:
Stock-based compensation	8,550	10,051	36,345	44,691
Employer taxes related to employee stock transactions	343	425	958	1,116
Acquisition-related expenses	—	228	263	978
Amortization of acquired intangible assets	—	—	—	116
Restructuring costs	—	426	1,707	424
Impairment of long-lived assets	—	—	1,213	—
Non-GAAP research and development	$23,681	$23,481	$86,451	$94,164

Sales and marketing	$45,217	$53,084	$184,040	$201,821
Less:
Stock-based compensation	5,477	7,483	22,420	31,185
Employer taxes related to employee stock transactions	205	310	587	773
Amortization of acquired intangible assets	622	633	2,520	2,530
Restructuring costs	9	150	3,296	140
Non-GAAP sales and marketing	$38,904	$44,508	$155,217	$167,193

General and administrative	$24,872	$25,496	$101,587	$104,296
Less:
Stock-based compensation	8,504	10,309	34,756	44,350
Employer taxes related to employee stock transactions	217	282	644	745
Acquisition-related expenses	23	—	23	(1)
Amortization of acquired intangible assets	—	—	—	29
Restructuring costs	10	156	695	180
Shareholder matters	—	—	2,470	—
Non-GAAP general and administrative	$16,118	$14,749	$62,999	$58,993

Note: Certain figures may not sum due to rounding.

PAGERDUTY, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended January 31,		Year ended January 31,
	2026	2025	2026	2025
Non-GAAP operating income and non-GAAP operating margin
Income (loss) from operations	$4,522	$(11,719)	$5,840	$(59,772)
Add:
Stock-based compensation	23,516	29,131	97,804	126,210
Employer taxes related to employee stock transactions	803	1,067	2,314	2,796
Acquisition-related expenses	23	228	286	977
Amortization of acquired intangible assets	942	2,833	5,220	11,750
Restructuring costs	19	732	5,990	742
Shareholder matters	—	—	2,470	—
Impairment of long-lived assets	—	—	1,213	—
Non-GAAP operating income	$29,825	$22,272	$121,137	$82,703

Revenue	$124,785	$121,446	$492,546	$467,499
Operating margin	3.6%	(9.6)%	1.2%	(12.8)%
Non-GAAP operating margin	23.9%	18.3%	24.6%	17.7%

Non-GAAP net income attributable to PagerDuty, Inc. common stockholders
Net income (loss) attributable to PagerDuty, Inc. common stockholders	$11,019	$(10,604)	$173,854	$(54,460)
Add:
Stock-based compensation	23,516	29,131	97,804	126,210
Employer taxes related to employee stock transactions	803	1,067	2,314	2,796
Amortization of debt issuance costs	597	679	2,518	2,629
Amortization of acquired intangible assets	942	2,833	5,220	11,750
Acquisition-related expenses	23	228	286	977
Restructuring costs	19	732	5,990	742
Shareholder matters	—	—	2,470	—
Impairment of long-lived assets	—	—	1,213	—
Adjustment attributable to redeemable non-controlling interest	(1,645)	1,844	(481)	11,725
Income tax effects and adjustments	(9,154)	(5,587)	(182,897)	(21,989)
Non-GAAP net income attributable to PagerDuty, Inc. common stockholders	$26,120	$20,323	$108,291	$80,380

Non-GAAP net income per share, basic
Net income (loss) per share, basic, attributable to PagerDuty, Inc. common stockholders	$0.13	$(0.12)	$1.91	$(0.59)
Non-GAAP adjustments to net loss attributable to PagerDuty, Inc. common stockholders	0.17	0.34	(0.72)	1.46
Non-GAAP net income per share, basic, attributable to PagerDuty, Inc. common stockholders	$0.30	$0.22	$1.19	$0.87

Non-GAAP net income per share, diluted
Net income (loss) per share, diluted, attributable to PagerDuty, Inc. common stockholders	$0.12	$(0.12)	$1.87	$(0.59)
Non-GAAP adjustments to net loss attributable to PagerDuty, Inc. common stockholders	0.17	0.34	(0.71)	1.44
Non-GAAP net income per share, diluted, attributable to PagerDuty, Inc. common stockholders	$0.29	$0.22	$1.16	$0.85

Weighted average shares used in calculating net income (loss) per share:
Basic	88,041	90,422	91,212	92,000
Diluted	89,552	90,422	92,995	92,000

Weighted-average shares used in calculating non-GAAP net income per share
Basic	88,041	90,422	91,212	92,000
Diluted	89,552	92,999	92,995	95,060
Note: Certain figures may not sum due to rounding.

PAGERDUTY, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except percentages)
(unaudited)

	Three months ended January 31,		Year ended January 31,
	2026	2025	2026	2025
Free cash flow and free cash flow margin
Net cash provided by operating activities	$25,410	$31,402	$114,857	$117,891
Purchases of property and equipment	(883)	(1,145)	(2,941)	(2,791)
Capitalization of software costs	(1,966)	(1,667)	(9,233)	(6,686)
Free cash flow	$22,561	$28,590	$102,683	$108,414
Net cash used in investing activities	$(11,230)	$(10,246)	$(18,277)	$(19,968)
Net cash used in financing activities	$(101,037)	$(2,815)	$(206,423)	$(116,138)

Revenue	$124,785	$121,446	$492,546	$467,499
Operating cash flow margin	20.4%	25.9%	23.3%	25.2%
Free cash flow margin	18.1%	23.5%	20.8%	23.2%